Filed Pursuant to Rule 424(b)(3)
Registration No. 333-178651

UNITED REALTY TRUST INCORPORATED

MONTHLY PRICING SUPPLEMENT, DATED JULY 6, 2015

TO THE PROSPECTUS, DATED JUNE 8, 2015

The purpose of this monthly pricing supplement is to disclose the daily estimated net asset value, or NAV, per share of common stock, par value $0.01 per share, or our Common Shares, for the period from June 1, 2015 to June 30, 2015.

The following table sets forth our NAV per Common Share for each business day in June commencing on June 1, 2015.

Date	NAV per Common Share
June 1, 2015	$12.51
June 2, 2015	$12.51
June 3, 2015	$12.51
June 4, 2015	$12.51
June 5, 2015	$12.51
June 8, 2015	$12.51
June 9, 2015	$12.51
June 10, 2015	$12.51
June 11, 2015	$12.51
June 12, 2015	$12.51
June 15, 2015	$12.51
June 16, 2015	$12.51
June 17, 2015	$12.51
June 18, 2015	$12.51
June 19, 2015	$12.51
June 22, 2015	$12.51
June 23, 2015	$12.51
June 24, 2015	$12.51
June 25, 2015	$12.51
June 26, 2015	$12.51
June 29, 2015	$12.51
June 30, 2015	$12.51

Sales under our primary offering and our distribution reinvestment program, and repurchases under our share repurchase program, are made in accordance with our policies as set forth in our prospectus.

Please refer to “Valuation Policies” in our prospectus for important information about how our NAV per Common Share is determined. Our NAV per Common Share, which is updated at the end of each business day, is available via our toll-free, automated line, (855) REIT-NAV (734-8628), or on our website at www.unitedrealtytrust.com.